Exhibit 10.15

MASTER PURCHASE AGREEMENT FOR

TECHNICAL EQUIPMENT AND RELATED

SERVICES

BETWEEN

SPRINT/UNITED MANAGEMENT COMPANY

AND

SYCAMORE NETWORKS, INC.

TABLE OF CONTENTS

1.0	DEFINITIONS	1

2.0	SCOPE	5

2.1	GENERAL	5
2.2	[ * ]	5
2.3	FORECASTING	5
2.4	SPRINT SERVICES	5

3.0	AFFILIATE TRANSACTIONS	6

4.0	PRICES, INVOICING AND PAYMENT	6

4.1	PRICES	6
4.2	EXPENSES	6
4.3	TAXES	7
4.4	INVOICING, ITEMIZATION AND PAYMENT PROCEDURES	7
4.5	NO PAYMENT IN THE EVENT OF MATERIAL BREACH	7
4.6	PROMPT INVOICING	7
4.7	ELECTRONIC TRANSACTIONS	8

5.0	ORDERING	8

5.1	PURCHASE ORDERS	8
5.2	KITS	8
5.3	LEAD TIME	8
5.4	SYSTEM SUBSTITUTION	8
5.5	PURCHASE ORDER ACKNOWLEDGEMENT	9
5.6	[ * ]	9
5.7	SPRINT’S PURCHASE ORDER CHANGE RIGHTS	10

6.0	SHIPPING AND RISK OF LOSS OF PRODUCT	10

6.1	GENERAL	10
6.2	SHIPPING	10
6.3	EXPORT CONTROL REGULATIONS:	10
6.4	LATE SHIPMENT	10
6.5	EARLY SHIPMENT	11

7.0	RETURN AUTHORIZATION PROCESS	11

8.0	INSPECTION OF PRODUCT	11

8.1	INSPECTION	11

9.0	ACCEPTANCE PROCESS AND CRITERIA FOR THE FIELD EVALUATION SYSTEM, EQUIPMENT AND SOFTWARE	11

10.	HOMOLOGATION	11

11.0	SERVICES	12

11.1	TRAINING SERVICES	12
11.2	INSTALLATION SERVICES	12
11.3	WARRANTY SERVICES & PERFORMANCE MEASURES	12
11.4	MISCELLANEOUS PROVISIONS RELATED TO SERVICES	12

12.0	SOFTWARE LICENSE	13

12.1	RIGHT TO USE	13
12.2	SCOPE OF USE	13

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

1

12.3	TITLE TO SOFTWARE	14

13.0	SOURCE CODE ESCROWS	14

13.1	DEPOSIT OF SOFTWARE PRODUCT	14
13.2	RELEASE OF DEPOSIT	15
13.3	OBJECTION PERIOD	15
13.4	SPECIFIC RIGHTS AFTER REJECTION OR TERMINATION IN BANKRUPTCY	15
13.5	SPECIFIC RIGHTS BEFORE REJECTION IN BANKRUPTCY	16

14.0	WARRANTIES	16

14.1	GENERAL PRODUCT AND SYSTEM WARRANTY	16
14.2	SPECIFICATIONS COMPLIANCE	17
14.3	INTEROPERABILITY WARRANTY	17
14.4	BACKWARDS COMPATIBILITY WARRANTY	18
14.5	MEDIA WARRANTY	18
14.6	NON-INFRINGEMENT WARRANTY	18
14.7	[ * ]	18
14.8	REPLACEMENT DELIVERABLES	19
14.9	SERVICES WARRANTY	19
14.10	SUPPLIER PERSONNEL WARRANTY	19
14.12	EXCLUSIONS	19

15.0	[ * ]	19

15.1	[ * ]	19
15.2	[ * ]	19
15.3	[ * ]	19
15.4	[ * ]	19

16.0	[ * ]	19

16.1	[ * ]	19
16.2	[ * ]	20

17.0	[ * ]	20

18.0	TERM; TERMINATION AND DEFAULT	20

18.1	TERM	20
18.2	TERMINATION FOR CAUSE AND REPLACEMENT DELIVERABLES	20
18.3	TERMINATION FOR CHANGE OF CONTROL	20
18.5	EFFECT OF TERMINATION	20

19.0	GENERAL REPRESENTATIONS AND WARRANTIES	21

19.1	FORMATION; AUTHORIZATION; LITIGATION	21
19.2	NO VIOLATIONS; APPROVALS	21
19.3	LITIGATION	21

20.0	MISCELLANEOUS OTHER COVENANTS	21

20.1	COMPLIANCE WITH LAWS	21
20.2	PUBLIC SOFTWARE	21
20.3	SAFETY	21
20.4	USE OF SUBCONTRACTORS	22

21.0	CONFIDENTIAL INFORMATION	22

21.1	GENERAL	22
21.2	CONFIDENTIALITY	22
21.3	EXCEPTIONS	22
21.4	INTEROPERABILITY	23
21.5	THIRD PARTY CONFIDENTIAL INFORMATION	23
21.6	NO PUBLICITY	23
21.7	INJUNCTIVE RELIEF	23

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

2

21.8	SEC COMPLIANCE	23

22.0	OWNERSHIP	24

22.1	SPRINT-OWNED PROPERTY	24
22.2	DEVELOPED PROPERTY	24

23.0	RIGHT OF AUDIT	24

23.1	RECORDS MAINTENANCE	24
23.2	PROCEDURES	24

24.0	INSURANCE	24

24.1	INSURANCE REQUIREMENTS	24
24.2	CERTIFICATES OF INSURANCE	25
24.3	NO LIABILITY LIMIT	25

25.0	LIMITATION OF LIABILITY	25

26.0	INDEMNITY	25

26.1	SUPPLIER’S GENERAL THIRD PARTY INDEMNITY	25
26.2	SPRINT’S GENERAL THIRD PARTY INDEMNITY	26
26.3	SUPPLIER’S INTELLECTUAL PROPERTY INDEMNIFICATION	26
26.4	INDEMNIFICATION PROCEDURES	26

27.0	DISPUTE RESOLUTION	27

27.1	OPTION TO NEGOTIATE DISPUTES	27
27.2	FORUM SELECTION	27
27.3	[ * ]	28
27.4	CONTINUING PERFORMANCE	28

28.0	GENERAL PROVISIONS	28

28.1	NOTICES	28
28.2	MATERIAL/MECHANIC’S LIEN	29
28.3	BUSINESS CONDUCT CODE	29
28.4	ASSIGNMENT	29
28.5	INDEPENDENT CONTRACTOR	29
28.6	GOVERNING LAW	29
28.7	WAIVER	29
28.8	SEVERABILITY	29
28.9	SURVIVAL	30
28.10	SPRINT MARKS	30
28.11	FEDERAL ACQUISITION REGULATIONS	30
28.12	DIVERSITY	30
28.13	CONSTRUCTION	30
28.14	TRANSFER OF TITLE TO THE TRIAL EVALUATION EQUIPMENT	30
28.15	FORCE MAJEURE	30
28.17	ENTIRE AGREEMENT; MODIFICATIONS; INCONSISTENCIES	31

Schedule A – Technical Annex
Schedule B – Electronic Transactions
Schedule C – Acceptance Form
Schedule D – Product Acceptance
Schedule E – Training Services
Schedule F – Installation Services
Schedule G – Warranty Services and Software Support Plan
Schedule H – Sprint Routing Guide
Schedule I – Utilization of MBE, WBE and DVBE
Schedule J – Pricing

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

3

Schedule K – Sprint Affiliates
Schedule L – Homologated Countries
Schedule M – Subcontractors
Schedule N – Documentation and Reports
Schedule O – Full Protection Services
Schedule P – Title Transfer of Trial Equipment

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

4

MASTER PURCHASE AGREEMENT FOR TECHNICAL EQUIPMENT

AND RELATED SERVICES

This Master Purchase Agreement for Technical Equipment and Related Services (the “Agreement”) dated as of April 22, 2004 (“Effective Date”) is between Sprint/United Management Company, a Kansas corporation (“Sprint”), and Sycamore Networks, Inc., a Delaware corporation (“Supplier”).

BACKGROUND

A.	Supplier is in the business of providing certain products, systems and services to its customers.

B.	Sprint and Supplier contemplate that they will enter into one or more Purchase Orders for the provision of Deliverables by Supplier to Sprint.

C.	Sprint and Supplier desire to specify the standard terms that will apply to those Purchase Orders.

OPERATIVE PROVISIONS

1.0	DEFINITIONS

“Acceptance” is defined in Section 9.0 and Schedule D.

“Agreement” refers to this Agreement and its Schedules.

“Backwards Compatibility” means the referenced prior Software Feature Enhancement Revision Level(s) of the applicable Product or System remain fully functional after the integration with the [ * ] Software Feature Enhancement Revision Levels and that after such integration the prior Software Feature Enhancement Revision Level(s) do not lose any functionality and the new Revision Level(s) or Interoperates with all functionalities of the [ * ] Software Feature Enhancement Revision Levels.

“Confidential Information” means information identified in written or oral format by the disclosing party as confidential, trade secret or proprietary information and, if disclosed orally, summarized in written format within [ * ] days of disclosure, including (i) this Agreement and the discussions, negotiations and proposals related to this Agreement, and (ii) any information exchanged in connection with this Agreement concerning the other party’s business including, tangible, intangible, visual, electronic, or written information, such as: (w) trade secrets, (x) financial information and pricing, (y) technical information, such as research, development, procedures, algorithms, data, designs, and know-how, and (z) business information, such as operations, planning, marketing interests, and products, and (iii) that in any event the receiving party should reasonably be expected to judge as confidential, trade secret or proprietary whether, under any of the clauses (i), (ii) or (iii) of this definition, received directly or indirectly from the other party.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

“Control” means: (i) the power to vote 50% or more of the voting interests of an entity; or (ii) ownership of 50% or more of the beneficial interests in income or capital of an entity unless otherwise mutually agreed.

“Deliverable” means any Product, System or Service delivered or to be delivered by Supplier under this Agreement and any applicable Purchase Order.

“Documentation” means all written instructions, manuals, descriptions, and any other documents (i) related to the Deliverables, (ii) necessary for Sprint to support Sprint’s business requirements (such as provisioning, testing, certificates of compliance, operating and troubleshooting) in connection with the Deliverables and (iii) detailed, comprehensive, and prepared in conformance with generally accepted industry standards of professional care, skill, diligence and competence applicable to telecommunications and operational practices similar to Sprint’s.

“Embedded Software” means software that is embedded in hardware and is not intended to be separated from the hardware to function.

“Equipment” means all hardware and other items of personal property as well as Embedded Software, that are provided or to be provided by Supplier under this Agreement, including the Equipment listed in the applicable Schedule and Equipment Modifications and Equipment Feature Enhancements.

“Equipment Feature Enhancement” means (i) feature enhancements that materially improve functionality or performance of Equipment and that Supplier markets as separate commercially available product or (ii) custom developed features for Sprint or another customer of Supplier.

“Equipment Modifications” means any patch, fix, alteration, improvement, correction, revision, release, new version or any other change to the Equipment that is required to address a field affecting change, except for Equipment Feature Enhancements.

“Feature Delivery Date” means the date on which Supplier has agreed that a Technical Annex Deliverable will be made commercially available.

“FRU” means field replaceable unit, for example cards, inter-bay cabling and power supplies, and does not include chassis.

“Full Protection Services” is defined in Schedule O.

“Illicit Code” means any Deliverable containing code that the Supplier intends to use or uses to gain unauthorized in-band access to Sprint systems or networks via call completion or transport device transponders or ports, network or any form of “back-door” access to Sprint networks. Notwithstanding the above, Supplier shall retain the ability to provide support to Sprint and Sprint Customers on a remote basis.

“Installation Related Materials” are described in a work statement attached to a Purchase Order. Installation Related Materials may include third-party branded equipment, software, or other materials and are not Products. A bill of materials listing the Installation Related Materials will be provided to Sprint at the end of the engineering phase of engineering, furnishing, installation & test services (“EFI&T”).

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

“Interexchange Carrier” means a telephone company that is allowed to provide long distance telephone service between LATAs. LATA means local access and transport area (also known as service area) as set forth in the Modified Final Judgment between the United States Department of Justice and AT&T.

“Interoperability” or “Interoperate” means the Product and/or System may interconnect and successfully operate with other products and systems in accordance with current industry standards and as set forth in the Specification.

“IXC” means Interexchange Carrier (also known as an “IEC” or “IC”).

“LEC” means local exchange carrier. Local exchange carrier means any person that is engaged in the provision of telephone exchange service or exchange access.

“Maintenance Services” means the hardware support provided by Sycamore under the terms and conditions contained in Schedule G Section 5 and the prices contained in Schedule J. The Maintenance Service is in addition to the Warranty Services.

“Malicious Software” means any key, node, lock, time-out, “virus,” “back door,” trapdoor,” “booby trap,” “drop dead device,” “data scrambling device,” “Trojan Horse,” means for enabling self-help, restraint, disabling program codes or other functions, whether implemented by electronic, mechanical or other means, which restricts or may restrict use or access to any portion of any Software data or information created by or accessed using the Software. Notwithstanding the above, Supplier shall retain the ability to provide support to Sprint and Sprint Customers on a remote basis.

“Net Price” means the final price paid by Sprint and Sprint Affiliates after all discounts are applied.

“Network Services” are the services provided by Sprint or a Sprint Affiliate to Sprint Customers, which services may include, but are not limited to, the following: (a) access to the Internet, (b) data and voice transmission and (c) telecommunications services related to such access and transmission, including managed network services whereby Sprint or a Sprint Affiliate manages network elements belonging to Sprint or a Sprint Affiliate, but located at the premises of a Sprint Customer in conjunction with Sprint’s or a Sprint Affiliate’s providing services to the Sprint Customer.

“Purchase Order(s)” means any written purchase order for Deliverables issued by Sprint to Supplier under this Agreement.

“Product” means the collective reference to Equipment and Software.

“Resolution” means the satisfactory conclusion of a service request. Resolution can be one of the following occurrences: (a) the identified problem has been resolved; or (b) a documented action plan containing the solution and timeframe for delivery. Resolution may include Supplier providing one or more interim patches or workarounds. The provision of a mutually acceptable patch(s) or workaround(s) shall reduce the severity level of the case.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

“Revision Level” means, with respect to any Product or System, any change from the immediately preceding version, including, any Software Upgrade, Software Feature Enhancement, Equipment Modifications and Equipment Feature Enhancement.

“Services” means any services related to the Products or System that Supplier may offer, such as Warranty Services, Software Support Plan, other Software support, installation services and training services.

“Software” means the computer software programs provided or to be provided by Supplier under this Agreement, including the Software listed in the applicable Schedule, any Software Upgrade, Software Feature Enhancement, Embedded Software and any related Documentation.

“Software Feature Enhancement” means (i) feature enhancements that materially improve functionality or performance of Software and that Supplier markets as a separate commercially available product or (ii) custom developed features for Sprint or another customer of Supplier. A Software Feature Enhancement in Supplier’s Revision Level numbering convention is denominated by the second character of its numbering system. For example in the Revision Level 6.2.1, the “Software Feature Enhancement” number is “2.”

“Software Support Plan” means the software support provided by Sycamore under the terms and conditions contained in Schedule G Section 6 and the prices contained in Schedule J. The Software Support Plan is in addition to the Software Warranty.

“Software Upgrade” means any commercially available upgrade, enhancement, modification, patch, fix, alteration, improvement, correction, revision, release, new version or any other change to the Software or Documentation, except for Software Feature Enhancements. A Software Upgrade in Supplier’s Revision Level numbering convention is denominated by the third character of its numbering system. For example in the Revision Level 6.2.1, the “Software Upgrade” number is “1.”

“Specification(s)” means the technical requirements and associated performance standards set forth in Schedule A.

“Sprint Affiliate” means (i) any entity, directly or indirectly, Controlling, Controlled by or under common Control with Sprint; and (ii) any entity that is listed in Schedule K, which may be amended from time to time as mutually agreed; and (iii) any entity to which any Sprint Affiliate as defined in clause (i) or (ii) of this definition is required by law or regulation to provide services or products and (iv) as the Parties otherwise mutually agree.

“Sprint Customer” means the entity to which Sprint or a Sprint Affiliate provides managed Network Services through use of the Products.

“Sprint Routing Guide” is attached as Schedule H.

“Supplier Personnel” means any employees, subcontractors or agents of Supplier who perform Services, act on Supplier’s behalf or are paid by Supplier in connection with this Agreement.

“Supplier Personnel Compensation” means wages, salaries, fringe benefits and other compensation, including contributions to any employee benefit, medical or savings plan and all payroll taxes, unemployment compensation benefits, including withholding obligations.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

“System” means an SN16000 MC, SN16000 SC or SN3000 or other Sycamore Product that may be added to this Agreement by mutual written consent.

“Technical Annex” means Schedule A.

“Technical Annex Deliverable” means any Equipment or Software required to gain compliance with a Specification identified in the applicable Schedule as a “Future Deliverable” or “Delayed Closure.”

“Unmitigated Vulnerabilities” means any Deliverables (i) containing items listed by Carnegie Mellon CERT® Coordination Center (www.cert.org), (ii) containing items listed in the Mitre Common Vulnerabilities and Exposures List (www.cve.mitre.org), or (iii) that must be configured in a manner inconsistent with due diligence or industry-accepted best practices such that the Supplier is only able to provide contracted features or functionality under this Agreement with Deliverables configured in a manner susceptible to exploitation.

“Warranty Service(s)” means the services with respect to the Products and Systems further described in this Agreement and in Schedule G.

2.0	SCOPE

2.1	General

This Agreement sets forth general terms and conditions that apply to any Purchase Order Sprint or a Sprint Affiliate may issue to Supplier for Deliverables. Purchase Orders may be issued to Supplier for use by Sprint or Sprint Customers. Each Purchase Order specifically incorporates the terms of this Agreement.

All references to “Sprint” refer equally to Sprint or the Sprint Affiliate issuing a Purchase Order under this Agreement.

2.2	[ * ]

[ * ] Sprint’s issuance of a Purchase Order is Sprint’s offer to pay for Deliverables and is conditioned upon Supplier’s acceptance of the Purchase Order, in each case in accordance with this Agreement and the applicable Purchase Order.

2.3	Forecasting

Sprint will provide, on a [ * ] basis, a [ * ] forecast for Deliverables to Supplier to assist Supplier in planning in accordance with the appropriate Schedule. Any forecast will not be a Purchase Order or otherwise considered a commitment by Sprint. Each forecast will be provided to Supplier’s North American Sales Vice President or an assigned representative during the [ * ] program review or as otherwise mutually agreed.

2.4	Sprint Services

Supplier will allow Sprint to submit a proposal for Supplier’s telecommunications services as its current commitments expire. Telecommunications services include voice (wireline

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

and wireless), data, Internet connectivity, local, phone systems, teleconferencing and video.

3.0	AFFILIATE TRANSACTIONS

Any Sprint Affiliate may issue a Purchase Order under this Agreement. Supplier is obligated to provide the Deliverables to the Sprint Affiliate in accordance with this Agreement and the applicable Purchase Order. All references to Sprint in this Agreement refer equally to Sprint or the Sprint Affiliate executing a particular Purchase Order. Only the Sprint Affiliate executing the Purchase Order incurs any obligation or liability to Supplier with respect to the particular Purchase Order.

If Supplier deems a Sprint Affiliate to be not creditworthy, then Supplier may reasonably reject any Purchase Order from that Sprint Affiliate. Supplier will inform Sprint of such rejection within [ * ] days after Supplier’s receipt of the Purchase Order. If Supplier elects to accept a Purchase Order from a Sprint Affiliate that Supplier has reasonably deemed to be not creditworthy, then Supplier has the right to require letters of credit from that Sprint Affiliate.

4.0	PRICES, INVOICING AND PAYMENT

4.1	Prices

Prices (including any applicable discounts) for Products and Systems are set forth in Schedule J. [ * ]

The prices for Services are set forth in the Schedule describing the particular Services (see Section 11.0).

4.2	Expenses

Sprint will reimburse Supplier for travel, living, and other expenses if they are (i) authorized in the Purchase Order, (ii) reasonably incurred and documented, and (iii) in conformance with Sprint’s travel and reimbursement policy set forth below:

(a)	Sprint will reimburse Supplier only for expenses if Supplier submits the expense report for reimbursement to Sprint within [ * ] days after the relevant expenses are incurred.

(b)	Unless otherwise mutually agreed, Supplier must book all travel arrangements, including, without limitation, air travel, vehicle rentals and hotel accommodations, through the Sprint Business Travel Center by calling (800) 347-2639. All air travel must be coach or economy. When making travel arrangements, Supplier must identify itself as a supplier for Sprint.

(c)	Sprint will reimburse Supplier for use of a personal vehicle for business purposes at the rate set forth in the IRS regulations in effect at the time the expense is incurred. Sprint will not reimburse Supplier for personal expenses, including, without limitation, phone calls, meals and vehicle use not related to the Services or Products supplied under this Agreement.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

(d)	For reimbursement, Supplier must submit, as applicable, the following in Supplier’s expense report: (i) passenger flight coupon and travel itinerary, (ii) the original receipt for meals and parking and toll fees, in excess of $15 (tear tab receipts are not accepted), (ii) the original receipt for hotel accommodations, vehicle rental costs, fuel costs for rental vehicle usage, parking fees and toll fees (regardless of the amount).

4.3	Taxes

Sprint is responsible for any sales, use, excise, value added or similar municipal, state, county or federal taxes (“Taxes”) which may be levied on the sale, license or transfer, ownership or installation of the Equipment and Software and the delivery of Services. Supplier will disclose the Taxes on Supplier’s invoices. Except as otherwise provided in this Agreement, Supplier is responsible for all other taxes imposed upon [ * ]. If Sprint is exempt from taxation for the purposes of a Purchase Order, it will submit an exemption certificate to the Supplier prior to shipment.

4.4	Invoicing, Itemization and Payment Procedures

Supplier must send invoices to the following address:

Sprint/United Management Company

Supplier Disbursements Department

Mailstop: KSOPKD0101

6860 W. 115th Street

Overland Park, Kansas 66211

Each invoice must include: (i) Supplier’s name and remit address, (ii) invoice number, (iii) invoice date, (iv) the name of Supplier’s contact, (v) the contract number that Sprint assigned to this Agreement, and (vi) the Purchase Order. With respect to Products, the invoice must include a description of the Products being ordered, the date shipment was made and the shipping origination and destination. In addition, the line item on the invoice must match the line item on the Purchase Order to the extent reasonably practicable, including the Net Price and description. Unless otherwise specified in a Schedule, undisputed amounts will be paid within [ * ] days of date of Supplier’s invoice. Sprint must inform Supplier if it disputes an amount within [ * ] days of the date of Supplier’s invoice. Disputed amounts will be paid, if owed, within [ * ] days of resolution of the dispute.

4.5	No Payment in the Event of Material Breach

In the event the Supplier materially breaches any Purchase Order, Sprint will provide a written notice to the Supplier allowing it [ * ] days to correct any material breach. If Supplier fails to correct the material breach within the [ * ] days, Sprint will not be obligated to make payment on the disputed portion of the Purchase Order. If the Supplier produces a mutually agreed upon plan to cure the default within [ * ] days of receipt of the material breach notice, then upon Supplier proceeding to diligently cure the default in accordance with the plan, Sprint will pay the disputed portion of the Purchase Order.

4.6	Prompt Invoicing

[ * ]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

4.7	Electronic Transactions

Sprint and Supplier will facilitate invoicing and payment through either the use of an electronic data interchange or an Internet-based e-commerce solution within [ * ] days of the Effective Date. Sprint and Supplier will work towards facilitating electronic ordering through either the use of an electronic data interchange or an Internet-based e-commerce solution upon the shipment of approximately [ * ] FRU’s. The requirements that will govern electronic transactions are attached as Schedule B.

5.0	ORDERING

5.1	Purchase Orders

Sprint will purchase Deliverables by issuing Purchase Orders to Supplier. Each Purchase Order will specify, at a minimum, Sprint contact name and billing address, Purchase Order Number and date of issuance (i) with respect to Products the quantity, item number, the Net Price, the requested ship date, the shipping method and the carrier, the delivery date, and the ship-to location, (ii) with respect to Services, the service offering, the Net Price, requested start and completion dates and the location for the Supplier provided Services, (iii) the signature of the Sprint employee or agent who possesses the authority to place the order (iv) the engineering, furnishing, installation and testing Services requested by Sprint in respect of Products covered by the order as set forth in the applicable work statement incorporated into the order, (v) Maintenance Services and Software Support Plan services, training or resident engineer services requested by Customer in respect of Products covered by the order, (vi) if an engineering, furnishing, installation and testing order includes the purchase of Installation Related Materials, the bill of materials and a requested ship date, ship to address and installation address for such Installation Related Materials, and (vii) if the Products for which Services are being ordered have been separately ordered, a complete list of the Products to which the Services relate (which may be made by cross-referencing Product purchase orders already accepted by Supplier hereunder).

5.2	Kits

Supplier agrees to offer Kits to Sprint as described in Schedule J. Sprint shall only issue Purchase Orders for Kits that contain a minimum of no less than [ * ] cards per Kit and must require that the cards be delivered at the same time as the Kits. As used above “cards” is defined to mean line cards and not the common cards.

5.3	Lead Time

Supplier will provide Products to Sprint in the time frames set forth below:

[ * ]

5.4	System Substitution

Supplier may not ship unauthorized substitute System or System components to Sprint or Sprint’s customers without Sprint’s prior written consent.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

5.5	Purchase Order Acknowledgement

Supplier will provide Sprint with an electronic notice of receipt of the Purchase Order within [ * ] hours. Supplier will issue a written acknowledgement (via email, or other electronic means) of acceptance or rejection within [ * ] business days of receipt of a Purchase Order from Sprint. Such acknowledgement will set forth either: (a) the Supplier scheduled ship date for accepted Purchase Orders; or (b) the reasons for Supplier’s rejection of the Purchase Order. Sprint may rescind (cancel or replace), in writing, a Purchase Order without penalty at any time within such [ * ] day period. A Purchase Order may be rejected by Supplier for any reason. [ * ]; and (b) the terms of such Purchase Order are in accordance with the terms of this Agreement, including, without limitation, Net Price and lead time for Deliverables. In the event Supplier rejects any terms, Sprint may deliver a revised Purchase Order to Supplier, the acceptance of which shall be handled in accordance with this Section. With respect to any Purchase Order issued by Sprint and rejected by Supplier, Supplier may, in lieu of a rejection notice thereof, counteroffer revised terms in writing to Sprint. Sprint shall notify Supplier in writing within [ * ] days of receipt of such counteroffer whether it will accept or reject the counteroffer; provided that no notification within such [ * ] period shall constitute rejection of such counteroffer.

This Agreement shall control over pre-printed portions of Purchase Order(s) and/or acknowledgments, and such pre-printed portions of Purchase Order(s) and/or acknowledgments shall have no force and effect.

Any term in the acknowledgment that is inconsistent with this Agreement is of no force and effect. Unless otherwise agreed, Supplier will use best commercial efforts to ship [ * ] prior to the Purchase Order due date.

5.6	[ * ]

5.6.1 [ * ]

Sprint may cancel all or any part of any Purchase Order for any reason for Products following Purchase Order acceptance in the time frames set forth below:

[ * ]

5.6.2 For Cause

Prior to Acceptance, in the event the Supplier materially breaches any Purchase Order, Sprint will provide a written notice to the Supplier allowing it [ * ] days to correct any material breach. If Supplier fails to correct the material breach within the [ * ] days, Sprint will not be obligated to make payment for the disputed portion of the Purchase Order. If the Supplier produces a plan for the cure of the default within such [ * ]-day period and proceeds diligently to cure the default in accordance with the plan, Sprint will pay the disputed portion of the Purchase Order. If a Purchase Order is terminated for cause and the Deliverables have been shipped or delivered, Sprint will return the Deliverables at Supplier’s expense.

If termination of a Purchase Order is partial, if practicable Supplier must continue to perform the remaining portion of the Purchase Order and Sprint will pay for such remaining portion.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

5.7	Sprint’s Purchase Order Change Rights

Sprint may upon [ * ] days prior written notice to Supplier prior to shipment direct, in writing, changes, including but not limited to changes in any one or more of the following: [ * ].

Notwithstanding the foregoing, Sprint may reschedule the delivery of Products scheduled for shipment [ * ].

Any claim by Supplier for adjustment under this Section must be made within [ * ] business days from the date of receipt by Supplier of the notification of Changes or such other time period as mutually agreed to otherwise by the parties in writing. Supplier shall proceed with the Purchase Order, as changed, upon receipt of Sprint’s written amendment or revision detailing the agreed upon changes in price or schedule, or both.

6.0	SHIPPING AND RISK OF LOSS OF PRODUCT

6.1	General

All shipments will be identified with large, easily readable type, including the shipping location, the Purchase Order number, and any other special purchase or shipping instructions required by Sprint. Supplier may not ship partial Purchase Orders without Sprint’s prior written consent; however, such consent will not be unreasonably withheld if, upon Sprint’s sole determination, the partial shipment provides substantial useful functionality to Sprint. [ * ]

6.2	Shipping

Delivery of Equipment or Software will be [ * ] for shipments delivered in the United States and shall be [ * ] from any Supplier premises for shipments delivered outside of the United States. Title (except title to Software) and risk of loss for Equipment will pass [ * ]. Supplier will ship all Orders following the Sprint Routing Guide set forth in Schedule H of this Agreement, unless otherwise mutually agreed in writing.

6.3	Export Control Regulations

The parties undertake to comply with all relevant export control laws, orders, regulations and restrictions such as, but not limited to, those imposed by the United States of America, the United Nations and the European Union. Sprint specifically acknowledges that the System and technology supplied by Supplier, its affiliates, subsidiaries, or subcontractors hereunder may be subject to trade sanctions and the aforementioned export control laws, orders, regulations and restrictions and shall not be exported, re-exported, transshipped, diverted or transferred, directly or indirectly, contrary to such laws, orders, regulations or restrictions.

6.4	Late Shipment

6.4.1 If Supplier is late in shipping Product, following a [ * ] business day cure period, as [ * ].

[ * ] will be responsible for all expedited shipping charges. Further, Supplier hereby verifies that it does not discriminate the demands of one customer versus another and

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

stipulates that Sprint will receive the same priority in terms of availability, shipping, and delivery of Deliverables as any other valued customer under similar circumstances.

6.5	Early Shipment

If Supplier ships materially ahead of the time period required under Section 5.4, Sprint may, at its option, (i) return the Product to Supplier at [ * ] expense for timely re-delivery, or (ii) [ * ].

7.0	RETURN AUTHORIZATION PROCESS

Upon request by Sprint for a return authorization for repair or replacement of Product, whether or not under warranty, Supplier will either issue a return authorization or provide Sprint with written substantiation for the refusal to issue the return authorization within [ * ] of receipt of a request to return. [ * ] Upon delivery of the replacement Product, Sprint will make all reasonable efforts to return the defective Product in a timely manner.

8.0	INSPECTION OF PRODUCT

8.1	Inspection

Sprint may inspect or test any Product at Supplier’s location before Supplier ships it provided that it obtains permission in advance from Supplier. The parties will mutually agree on any out-of-pocket expenses associated with an inspection charged by Supplier’s contract manufacturer. Supplier must provide, at its expense, reasonable assistance for inspections and tests. Sprint also may test and inspect the Product after its receipt at Sprint’s location.

Sprint’s right to inspect and test (i) does not relieve Supplier from any of its other obligations under this Agreement, including warranty and quality control obligations and (ii) does not constitute Acceptance of the Product.

9.0	ACCEPTANCE PROCESS AND CRITERIA FOR THE FIELD EVALUATION SYSTEM, EQUIPMENT AND SOFTWARE

[ * ]

10.	HOMOLOGATION

Upon the Effective Date, Supplier has met the applicable Homologation requirements for the Systems as set forth in Schedule L. “Homologation” means that the Supplier has:

i)	obtained [ * ] approvals needed [ * ];

ii)	made required revisions to signaling code; and

iii)	obtained all certifications [ * ].

[ * ]. For all Systems purchased for installation in a country set forth in Schedule L, Sprint shall indicate on the Purchase Order the country in which the System is to be installed.

If Supplier, its distributor or a Supplier affiliate complies with the Homologation requirements for such Equipment, Software or System in any country not set forth in Schedule L, then Sprint shall have the right to use the results of such Homologation.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

If Sprint desires to purchase any Equipment, Software or System for a country not set forth in Schedule L and the mandatory Homologation requirements for such have not yet been complied with, then Sprint and Supplier shall mutually agree on pricing, terms and conditions relating to such Homologation.

11.0	SERVICES

11.1	Training Services

Schedule E details Supplier provided training services and fees.

11.2	Installation Services

Schedule F details Supplier provided installation services and fees.

11.3	Warranty Services & Performance Measures

Schedule G details Supplier provided Warranty Services and Performance Measures.

11.4	Miscellaneous Provisions Related to Services

11.4.1 Personnel Compliance

Supplier will require Supplier personnel to comply with the applicable terms of this Agreement.

11.4.2 Sprint’s Right to Remove Supplier Personnel

In the event that Sprint reasonably determines that particular Supplier Personnel are not conducting himself or herself in accordance with this Section or not providing satisfactory service, Sprint may require the removal of such personnel. Supplier shall promptly investigate the matter and take appropriate action which may include removing the applicable person from working on Sprint Services (and provide Sprint with prompt notice of such removal). The parties will mutually agree on any impacts to any schedule changes and [ * ] related to the removal of any Supplier Personnel.

11.4.3 Weapons Prohibition

Supplier’s personnel are prohibited from carrying weapons or ammunition onto Sprint’s premises and from using or carrying weapons while conducting any ancillary services for Sprint or while attending Sprint-sponsored activities. Supplier agrees to comply with any postings and notices located at Sprint’s premises regarding safety, security, or weapons.

11.4.4 Background Checks

Supplier will perform background checks on all Supplier personnel assigned to provide Services under this Agreement. Background checks will include: (i) employment checks, and (ii) reference checks. Sprint may require Supplier to perform more extensive background checks for Supplier’s personnel that may be working on Sprint premises.

11.4.5 Security Requirements and Access

Supplier will adhere to Sprint security requirements. Security access rights to Sprint premises will be designated by Sprint according to Sprint’s security guidelines. Supplier will abide by

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

all procedures and policies applicable to Sprint premises access rights. All Supplier personnel will receive a security badge from Sprint before performing any Services on Sprint’s premises and will be required to wear the badge at all times while on Sprint’s premises.

11.4.6 Investigations

Any security breach will be referred to Sprint’s Corporate Security. Supplier must make Supplier personnel available to Sprint for purposes of investigating accidents or incidents.

12.0	SOFTWARE LICENSE

12.1	Right to Use

Supplier grants to Sprint a [ * ], non-exclusive, [ * ], non-transferable right and license to install, execute, use, copy, test, display and perform the Software for Sprint’s internal business purposes (including, without limitation, in conjunction with Sprint’s provision of services to its end-user customers, but not for resale) for use on, or in conjunction with the Equipment with which it was originally delivered. Such license is subject to Sprint’s payment in full of the Net Price of the Equipment and applicable license fees for the Software, if any. Notwithstanding the foregoing, Sprint may transfer its rights under this Section to its Controlled subsidiaries. For the avoidance of doubt, the parties have agreed that [ * ] shall be treated as Controlled subsidiaries for the purpose of this Section.

If any Software includes programming language, compiler, development library, or other development-related Software (“Development-Related Software”), Supplier grants to Sprint a [ * ], non-exclusive, [ * ], non-transferable right and license to install, execute, use, copy, test, display, perform, distribute and license any application program created by Sprint with such Development-Related Software, including those Supplier modules and libraries of the Software necessary for execution of Sprint’s application program. Notwithstanding the foregoing, Sprint may transfer its rights under this paragraph to its Controlled subsidiaries. The modules are only for use in conjunction with Sprint’s application program. Sprint retains all right, interest in and title to the Sprint-developed application programs created with the Development-Related Software. Licensor retains all right, interest in and title to all modules and libraries of the Development-Related Software necessary for the execution of Sprint’s application program.

Sprint will use commercially reasonable efforts, which will be no less stringent than those efforts Sprint uses to protect its own software or other similar property, to prevent the Software from being used in any manner that would enable any other person to use the Software in violation of this Agreement. Except as otherwise provided above or in Section 12.2, Sprint is not authorized to modify, adapt, translate, or create derivative works based in whole or in part any Software, or to reverse compile or disassemble the Software.

12.2	Scope of Use

12.2.1 Right to Make Copies

Sprint may, at no cost and without notice to Supplier, make a reasonable number of copies of the Software for archival, testing or backup purposes. Sprint will cause all copies to contain the same copyright, trademark, or proprietary legends that appear on the original.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

12.2.2 Testing Copies

Sprint may, at no cost and without notice to Supplier, make a reasonable number copies of any of the Software in order to and install, execute, use, test, display and perform for testing purposes including, without limitation (a) testing for date arithmetic functions; (b) testing of disaster recovery plan procedures and effectiveness and (c) testing to validate the Software before placing it on application development and production processors or placing it in a production environment, provided that the Software will only reside on the applicable System or computer for a duration reasonably necessary to conduct such testing.

12.2.3 Documentation Copies

Supplier will provide to Sprint, at no cost, [ * ] copies of the Documentation for any Product in a mutually agreeable format and medium. Sprint may make, or have made on its behalf, a reasonable number of copies of the Documentation to the extent necessary for Sprint’s internal business purposes. Sprint will cause all copies to contain the same copyright, trademark, or proprietary legends that appear on the original.

12.2.4 Spares Licensing Requirement

Sprint is not required to purchase a separate Software license for Sprint-owned spares provided that such spares are only used to replace a failed board that is covered under a valid Software license. Any use of a Sprint-owned spare other than to replace a failed board is a violation of the Software license.

12.3	Title to Software

This Agreement does not grant Sprint title to, or rights of ownership in, the Software. All Software furnished by Supplier, and all copies made by or on behalf of Sprint, including any translations, compilations, and partial copies, are and will remain the property of Supplier.

13.0	SOURCE CODE ESCROWS

13.1	Deposit of Software Product

Upon Sprint’s request at any time during the term of this Agreement, Licensor will, at [ * ] sole expense, deposit a sealed package containing the source code of the Software Product with a mutually acceptable independent escrow agent under a written escrow agreement (“Escrow Agreement”) that is substantially consistent with the terms of this of this Section and signed by Sprint and Licensor. Neither party will unreasonably withhold its consent in selecting an independent escrow agent.

Additionally, provided that the Software is covered under warranty or Sprint has a fully paid Software Warranty Services agreement therefore, [ * ]. The escrow agent will give Sprint written notice of any deposit by Licensor. The source code delivered to the escrow agent will be in a form suitable for reproduction by Sprint. Each source code deposit will comprise: [ * ].

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

13.2	Release of Deposit

The Escrow Agreement described in this Section 13.0 will provide that if all of the following events occur, the escrow agent will promptly deliver to Sprint all deposited Software Product source code and related escrowed materials if Escrow agent receives from Sprint written notice that:

(i)	there has been the occurrence of one of the following escrow release events:

(1) any action by Supplier under any federal or state insolvency or similar law for the purpose of its bankruptcy, reorganization or liquidation and the unwillingness or inability of Supplier to provide support for the licensed software; or

(2) after receiving at least [ * ] days’ notice from the Licensee, provided that Licensee has followed the escalation procedure set out in Section 27 prior to giving such notice, [ * ]; or

(3) [ * ];

(ii)	evidence satisfactory to escrow agent that Sprint has previously notified Supplier of such [ * ] in writing;

(iii)	a written demand that the deposit materials be released and delivered to Sprint;

(iv)	a written undertaking from the Sprint that the deposit materials being supplied to Sprint will be used only as permitted under the terms of the Agreement; and,

(v)	specific instructions from Sprint for this delivery.

13.3	Objection Period

If the provisions of 13.2 are met, Escrow Agent shall, within [ * ] business days after receipt of all the documents specified in paragraph 13.2, send by certified mail to Supplier a copy of all such documents.

Supplier shall have [ * ] days from the date on which Supplier receives such documents (“Objection Period”) to notify Escrow Agent of its objection (“Objection Notice”) to the release of the deposit materials to Sprint and to request that the issue of Sprint’s entitlement to a copy of the deposit materials be submitted to dispute resolution in accordance with Section 0.

If, at the end of the Objection Period, Escrow Agent has not received an Objection Notice from Supplier, then Escrow Agent shall reasonably promptly deliver the deposit materials to Sprint. Both Supplier and Sprint agree that Escrow Agent shall not be required to deliver such deposit materials until all such fees then due Escrow Agent have been paid.

13.4	Specific Rights after Rejection or Termination in Bankruptcy

If Licensor or its successors or representatives, including any bankruptcy trustee, rejects or terminates this Agreement under Title 11, § 365 of the United States Code (or any

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

replacement provision), Sprint may elect to retain its rights under the License Agreement and this Agreement as provided in the Bankruptcy Code and any supplementary agreement including, but not limited to, the Escrow Agreement. Upon written request of Sprint to Supplier or the Bankruptcy Trustee, Supplier or such Bankruptcy Trustee shall not interfere with the rights of Sprint as provided in the License Agreement and this Agreement and any supplementary agreement including, but not limited to, the Escrow Agreement, including the right to obtain the Deposit Material from Escrow Agent.

13.5	Specific Rights Before Rejection in Bankruptcy

If Licensor or its successors files or becomes the subject of an involuntary petition in bankruptcy, then unless and until Licensor (or its trustee in bankruptcy, if one has been appointed) rejects this Agreement, Licensor (or its trustee in bankruptcy) will: (i) perform all obligations of Licensor under this Agreement; (ii) provide Sprint with all current and/or deposited Software Product source code and related materials (whether or not such Software Product source code has been delivered to the escrow agent); and (iii) not interfere with the release of the deposited Software Product source code and related escrowed materials by the escrow agent to Sprint.

14.0	WARRANTIES

14.1	General Product and System Warranty

Supplier warrants to Sprint that any Product and any System:

(a)	is new (except for Equipment listed in Schedule P);

(b)	conforms with the applicable Purchase Order that has been accepted by Supplier. This item relates to the quantity and model number designations on a Purchase Order and is not meant to impact technical performance-related issues;

(c)	complies with the Specifications;

(d)	with respect to Software, [ * ];

(e)	with respect to Equipment that is not Software, is free from defects in materials and workmanship;

(f)	with respect to any Software or part thereof that has been licensed to Supplier by a third party, [ * ];

(g)	will perform and process date arithmetic and date/time data in a consistent and accurate manner, accepting and responding to two-digit year-date input, correcting or supplementing as necessary, and in a manner that is unambiguous as to century; and

(h)	is free from any lien or other encumbrance.

14.1.1 Warranty Length

Supplier’s warranty under this Section will be as follows:

•	[ * ] months return to factory repair for any Equipment

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

The allegedly defective Equipment must be returned by Sprint to Supplier in accordance with Supplier’s Return to Factory repair procedures. Except where Supplier provides an advance replacement, Supplier will ship repaired or replacement FRUs and chassis to Sprint within [ * ] business days of receipt of the defective FRU.

•	[ * ] for any Software

Supplier shall provide, in accordance with Schedule G, Software Upgrades as reasonably determined by Supplier. The provision of Software Feature Enhancements is not included in this Software warranty.

•	Services - Workmanship is warranted for [ * ] days from date of performance

The applicable warranty will begin upon shipment. If there is a breach of a warranty, Sprint may, in the following order, return the Products to Supplier, at Supplier’s expense for: (i) correction; or (ii) replacement.

[ * ]

Supplier shall incur no liability under this warranty if Supplier’s tests disclose that the alleged defect is due to causes not within Supplier’s reasonable control, including unlawful use or abuse of the goods. Unless such Supplier’s tests are inconclusive, so long as Supplier can demonstrate to Sprint’s reasonable satisfaction that a Product is determined not to be defective or to have a defect due to causes not within Supplier’s reasonable control, Sprint agrees to pay for such repair at the repair price as listed in Supplier’s then current U.S. price list.

14.1.2 Supplier is not obligated under this warranty if Sprint fails to provide Supplier with notice of the alleged defect during the applicable warranty period.

14.2	Specifications Compliance

The Supplier fully complies with the Specifications documents outlined in the Technical Annex unless otherwise explicitly stated.

14.2.1 Specifications Definitions:

The following definitions will apply to the technical requirements sections of the Technical Annex:

[ * ]

14.2.2 [ * ]

14.2.3 [ * ]

14.2.4 [ * ]

14.3	Interoperability Warranty

Supplier warrants that it will use commercially reasonable efforts to ensure that any System and any Product will Interoperate [ * ].

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

14.4	Backwards Compatibility Warranty

Supplier warrants that any System or Product will be compatible with any Software Feature Enhancements or Equipment Feature Enhancements so that no changes are required to obtain the full functionality and compliance with the Specifications that existed:

[ * ]

before the installation of the Software Feature Enhancements or the Equipment Feature Enhancements.

Supplier also warrants that any Software Feature Enhancements or Equipment Feature Enhancements will be [ * ].

14.5	Media Warranty

Supplier warrants that all tapes, diskettes, or other media delivered to Sprint under this Agreement will be free of defects in materials and workmanship under normal use for a period of [ * ] from date of shipment. During the [ * ] period, as its sole and exclusive remedy, Sprint may return the defective media to Supplier, and Supplier will, at its expense, promptly replace the defective media with functionally equivalent new media.

14.6	Non-Infringement Warranty

Supplier warrants that it has the full power and authority to grant the Software licenses granted under this Agreement.

14.7	[ * ]

The Supplier warrants that all delivered Products or Systems, except third party personal computers and/or work stations, [ * ]. Supplier will pass on the original manufacturer’s warranty for 3rd party supplier personal computers and work stations to the extent of its ability to do so.

14.7.1 [ * ]

Once the Supplier has warranted that all delivered Products or Systems are “certified” free of computer [ * ], Sprint may request that the Supplier provide Documentation that demonstrates that the applicable Product or System has been [ * ].

14.7.3 [ * ]

Once the Supplier has warranted that all delivered Product or Systems are “certified” free of any [ * ], Sprint may request that the Supplier provide Documentation that demonstrates [ * ].

14.7.3 [ * ]

Sprint may request from time to time that the Supplier provide Documentation that demonstrates that each delivered Product or System has been scanned [ * ].

14.7.4 Remedies

[ * ]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

14.8	Replacement Deliverables

Replacement or corrected Products or Systems are covered under all warranty provisions in this Agreement. The length of the warranty is governed by the date the original Product or System was shipped to Sprint. By example, if a Product or System is returned after [ * ] years, the repaired or replaced Product or System will have [ * ] months left on a [ * ] warranty.

14.9	Services Warranty

Supplier warrants that the Services will conform to the applicable schedules attached to this Agreement or in a separate statement of work, and will be provided in a workmanlike manner and that, Supplier’s employees, subcontractors, or agents assigned to provide Services under this Agreement have the proper expertise, skills, training, and professional education to perform the Services in a professional manner and consistent with applicable industry standards.

If there is a breach of a warranty of Section 14.9, Supplier will promptly correct or re-perform the Services at Supplier’s cost.

14.10	Supplier Personnel Warranty

Supplier warrants that neither Supplier nor, to the best of its knowledge, its personnel performing Services has any existing obligation that would violate or infringe upon the rights of third parties, including property, contractual, employment, trademark, trade secrets, copyright, patent, confidential information and non-disclosure rights, that materially affect Supplier’s ability to fulfill its obligations under this Agreement.

14.12	Exclusions

Warranty Disclaimer. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, SUPPLIER MAKES NO WARRANTY OF ANY KIND WITH RESPECT TO ANY DELIVERABLE, AND SUPPLIER DISCLAIMS ANY AND ALL IMPLIED WARRANTIES RELATING THERETO, INCLUDING, BUT NOT LIMITED TO, ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY INTENDED OR PARTICULAR PURPOSE.

15.0	[ * ]

15.1	[ * ]

15.2	[ * ]

15.3	[ * ]

15.4	[ * ]

16.0	[ * ]

16.1	Product

[ * ]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

16.2	Replacement Parts

[ * ]

17.0	[ * ]

18.0	TERM; TERMINATION AND DEFAULT

18.1	Term

The initial term of this Agreement begins on the Effective Date and ends [ * ] years thereafter. Following expiration of the initial term, this Agreement renews automatically on an [ * ] basis unless either party gives [ * ] days prior notice of its intention not to renew the Agreement. The terms of this Agreement remain in effect for any Purchase Order that has been accepted by Sycamore that is outstanding at the time of termination of the Agreement.

18.2	Termination for Cause and Replacement Deliverables

If a party materially breaches this Agreement, the other party shall give the breaching party a material breach notice, identifying the action or inaction that is the basis of the breach. Unless otherwise provided, the party that gave the breach notice may terminate this Agreement if the breaching party has not cured the breach within [ * ] days after the date of receipt of the material breach notice. The termination is effective [ * ] days after the date of the notice, unless cured or extended. In the event of a termination due to a Supplier breach, Sprint will be entitled, from Supplier, to reasonable costs incurred by Sprint resulting from the breach. The amount to be paid by Supplier pursuant to this Section will survive termination of this Agreement.

18.3	Termination for Change of Control

Either party may provide a notice of termination of this Agreement or any Purchase Order or both (the “Terminating Party”) to the other party if either (a) a party to this Agreement [ * ], or (b) if any person or group (as such term is defined in the Securities Exchange Act of 1934, as amended), comes to own or acquire [ * ] percent [ * ] or more of a party’s voting equity interests (any such entity, person or group will be referred to as a “Succeeding Entity”). The Terminating Party may terminate this Agreement based solely upon (i) [ * ]; (ii) [ * ]; (iii) [ * ]; or (iv) [ * ]. A Terminating Party must give notice within [ * ] days after the date in which it first learned of the change in Control of the other party, otherwise the Terminating Party may not terminate this Agreement. Unless otherwise provided in the notice, the termination is effective [ * ] days after the date of the notice.

18.5	Effect of Termination

Unless otherwise provided in this Agreement, termination of this Agreement is without prejudice to any other right or remedy of the parties. Termination of this Agreement for any cause does not release either party from any liability which, at the time of termination, has already accrued to the other party or which may accrue in respect of any act or omission prior to termination or from any obligation which is expressly stated to survive the termination.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

19.0	GENERAL REPRESENTATIONS AND WARRANTIES

19.1	Formation; Authorization; Litigation

Each party represents and warrants that:

(a)	it is validly existing and in good standing, and is qualified to do business in each jurisdiction that it will conduct business under this Agreement, unless the failure to do so will not have a material adverse effect on its ability to perform under this Agreement;

(b)	the signing, delivery and performance of this Agreement by the party has been properly authorized; and

(c)	there are no claims, actions or proceedings pending or, to the knowledge of the party, threatened against or affecting the party that may, if adversely determined, reasonably be expected to have a material adverse effect on the party’s ability to perform.

19.2	No Violations; Approvals

Each party represents and warrants to the other party that neither the execution, delivery or performance of this Agreement:

(a)	will violate any existing law, regulation, order, determination or award of any governmental authority or arbitrator, applicable to the party;

(b)	will violate or cause a breach of the terms of the party’s governing documents or of any material agreement that binds the party;

(c)	will require approval or filing with any governmental authority; or

(d)	will require any license to use the intellectual property of a third party, other than any licenses held by a party with the good faith belief that the licenses will endure or are renewable and will be renewed by the party for the Agreement term.

19.3	Litigation

There are no claims, actions, suits or proceedings pending or, to the knowledge of the party, threatened against or affecting the party which could, if adversely determined, reasonably be expected to have a material adverse effect on the party’s ability to perform its obligations under this Agreement.

20.0	MISCELLANEOUS OTHER COVENANTS

20.1	Compliance with Laws

Each party will comply with all applicable material laws, orders, codes, and regulations in the performance of this Agreement. Supplier will obtain all applicable permits relating to its ability to perform its obligations under this Agreement.

20.2	Public Software

[ * ]

20.3	Safety

Supplier must immediately notify Sprint by telephone or email, followed by written confirmation, within [ * ], of any Product which fails to comply with any applicable safety

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

rules or standards of any government agency or which contains a defect that could present a substantial risk to the public health or the environment.

20.4	Use of Subcontractors

Supplier may use any subcontractors listed in Schedule M to perform all or a portion of its rights, duties and obligations under this Agreement. For any subcontractor not listed in Schedule M Supplier will run the appropriate background checks in Section 11.4 and provide written notice to Sprint. Supplier will remain fully liable for the work performed and for the acts or omissions of any of its subcontractor(s). Supplier will require its subcontractors to comply with the applicable terms of this Agreement.

21.0	CONFIDENTIAL INFORMATION

21.1	General

Each party acknowledges that while performing its obligations under this Agreement it may have access to the Confidential Information of the other party. A party receiving the Confidential Information has a duty to protect the Confidential Information for [ * ] years from the first date that the Confidential Information was received. Confidential Information identified as being “trade secret” by Supplier shall have a protection period of [ * ] years upon the date of receipt of such Confidential Information. At receiving party’s discretion, at any time prior to the end of the protection period of any Confidential Information exchanged under this Agreement, the receiving party may either (i) return to the disclosing party all such copies of Confidential Information or (ii) destroy all copies of Confidential Information and certify to the destruction of all known copies of such. Confidential Information disclosed under this Agreement remains the property of the disclosing party. The receiving party must return all Confidential Information owned by the disclosing party upon request, or upon the termination or expiration of this Agreement, whichever is earlier. Confidential Information may only be used in connection with the receiving party’s performance of its obligations under this Agreement.

21.2	Confidentiality

Each party will keep the Confidential Information of the other confidential and will only use such the Confidential Information to perform their respective obligations under this Agreement. Each party must protect the Confidential Information of the other from both unauthorized use and unauthorized disclosure by exercising the same degree of care that is used with respect to information of its own of a similar nature, except that the receiving party must at least use reasonable care. Upon cessation of work, or upon written request, each party will return or destroy all the Confidential Information of the other.

21.3	Exceptions

Confidential Information does not include information that:

(a.)	is rightfully known to the recipient prior to negotiations leading up to this Agreement without any obligation of confidentiality prior to receiving it from the disclosing party;

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

(b.)	is independently developed by the recipient without any reference to Confidential Information and such independent development can be shown by documentary evidence;

(c.)	is or later becomes part of the public domain without breach of this Agreement by the receiving party, or is lawfully obtained by the recipient from a third party not under an obligation of confidentiality; or

(d.)	is required to be disclosed pursuant to an order of a court or governmental agency, so long as the recipient shall first notify the disclosing party of such order and afford the disclosing party the opportunity to seek a protective order relating to such disclosure.

21.4	Interoperability

[ * ]

21.5	Third Party Confidential Information

Neither party will disclose to the other any Confidential Information of a third party without the consent of the third party.

21.6	No Publicity

Neither party will, without prior written consent of the other, make any news release, public announcement, denial or confirmation of this Agreement, its value, or its terms and conditions, or in any other manner advertise or publish this Agreement, its value, or its terms and conditions. Nothing in this Agreement is intended to imply that Sprint will agree to any publicity whatsoever, and Sprint may, in its sole discretion, withhold its consent to any publicity. This Section shall not apply to (a) any disclosure to a third party which a party determines is reasonably necessary in connection with any financing, strategic transaction, acquisition or disposition involving such party, provided that the third party signs a non-disclosure agreement with terms and conditions substantially similar to this Section 21, or (b) any disclosure which a party reasonably determines is required by applicable law, regulation, regulatory authority, legal process or the rules of any stock market on which the securities of such party are listed or quoted for trading. The exclusions in (a) and (b) above apply as long as the disclosing party (1) discloses only the minimum necessary to meet such legal or regulatory obligation, and (2) such party provides prior written notice of such disclosure [ * ] days in advance of such disclosure.

21.7	Injunctive Relief

Each party agrees that the wrongful disclosure of Confidential Information may cause irreparable injury that is inadequately compensable in monetary damages. Accordingly, either party may seek injunctive relief for the breach or threatened breach of this Section, in addition to any other remedies in law or equity.

21.8	SEC Compliance

To the extent applicable, if any material non-public information is disclosed, the receiving party agrees that it will comply with SEC Regulation FD (Fair Disclosure).

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

22.0	OWNERSHIP

22.1	Sprint-Owned Property

All tangible items provided by Sprint under this Agreement remain the property of Sprint (“Sprint-Owned”). Supplier must return all Sprint-Owned property that it received under this Agreement to the Sprint upon request, or upon the termination or expiration of this Agreement, whichever is earlier. The Supplier is responsible and must account for all Sprint-Owned property, and bears the risk of loss while the property is in its possession. Sprint-Owned property may only be used in connection with the Supplier’s performance of its obligations under this Agreement.

22.2	Developed Property

[ * ]

23.0	RIGHT OF AUDIT

23.1	Records Maintenance

Supplier will maintain all billing records, reports and documents pertaining to this Agreement for at least [ * ] years [ * ]. Sprint may audit, copy and inspect the records at reasonable times.

23.2	Procedures

Sprint will provide Supplier with at least [ * ] business days’ prior written notice of an audit. Supplier will make the information reasonably required to conduct the audit available on a timely basis and assist Sprint and its internal auditors as reasonably necessary. [ * ]

24.0	INSURANCE

24.1	Insurance Requirements

Supplier will obtain and keep in force during the term not less than the following insurance, on an occurrence basis:

(a)	Commercial general liability insurance, including bodily injury, property damage, personal and advertising injury liability, and contractual liability covering operations, independent contractor, and products/completed operations hazards, with limits of not less than [ * ] combined single limit per occurrence and [ * ] annual aggregate, naming Sprint as additional insured.

(b)	Worker’s compensation as provided for in any jurisdiction where work is performed by Supplier personnel who are engaged in the performance of services under this Agreement. The Employer’s liability limit will not be less than [ * ] for bodily injury by accident or disease.

(c)	Supplier will maintain umbrella excess liability coverage with a limit of not less than [ * ] for bodily injury and property damage liability.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

(d)	Business auto liability insurance covering owned, non-owned, and hired autos with limits of not less than [ * ] combined single limit per accident for bodily injury and property damage liability, naming Sprint as additional insured.

24.2	Certificates of Insurance

All required insurance policies must be taken out with financially reputable insurers licensed to do business in all jurisdictions where Services are provided under this Agreement. Supplier will provide Sprint, upon request, with a certificate of insurance, reasonably satisfactory in form and content to Sprint, evidencing that all the required coverages are in force and have been endorsed to provide that no policy will be canceled without first giving Sprint [ * ] days’ prior written notice.

24.3	No Liability Limit

Nothing contained in this Section limits Supplier’s liability to Sprint to the limits of insurance certified or carried.

25.0	LIMITATION OF LIABILITY

25.1 Neither party will be liable to the other for consequential, indirect or punitive damages for any cause of action, whether in contract, tort or otherwise, except for:

(a)	[ * ];

(b)	[ * ].

Consequential damages include, but are not limited to, lost profits, lost revenue, and lost business opportunities, whether or not the other party was or should have been aware of the possibility of these damages.

25.2 LIMITATION OF DAMAGES

Except as noted in the following sentence, each party’s aggregate amount of liability to the other party for direct damages incurred under this Agreement will not exceed the greater of: (1) [ * ]; or (2) [ * ].

26.0	INDEMNITY

26.1	Supplier’s General Third Party Indemnity

Supplier will indemnify and defend Sprint, the Sprint Affiliates, and their respective directors, mutually approved agents and officers, and employees ( each a ”Sprint Indemnitee”) from and against all claims, damages, losses, liabilities, costs, expenses and reasonable attorney’s fees (collectively “Damages”) arising out of a [ * ] against a Sprint Indemnitee [ * ].

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

26.2	Sprint’s General Third Party Indemnity

Sprint will indemnify and defend Supplier, its affiliates, and their respective directors and officers, mutually approved agents and employees ( each a “Supplier Indemnitee”) from and against all Damages arising out of a [ * ] against a Supplier Indemnitee [ * ].

26.3	Supplier’s Intellectual Property Indemnification

Supplier will indemnify and defend the Sprint Indemnitees from and against all Damages arising out of any claim that the Deliverables and any resulting [ * ] any Deliverables constitutes an infringement of any patent, trademark or copyright enforceable in the United States [ * ], excluding (i) any claims relating to any designs, specifications or modifications originating with or requested by Sprint which is not otherwise made generally available to customers of Supplier, or (ii) the combination of any Product with equipment, software or products not supplied by Supplier which was not reasonably intended by the Supplier if such infringement or misappropriation would not have occurred but for such combination, or (iii) Sprint’s failure to install an update provided at no additional charge where the update would have avoided the infringement claim. Subject to the foregoing, if Sprint’s right to use the Deliverables is enjoined, Supplier must, at Supplier’s expense and in the following order of precedence:

(1)	attempt to procure for Sprint the right to use the Deliverables;

(2)	if Supplier is unable to procure the right to use Deliverables, Supplier will replace the Deliverables with substantially equivalent non-infringing Deliverables;

(3)	if Supplier is unable to replace the Deliverables, Supplier will modify the Deliverables so they become non-infringing; or

(4)	if Supplier is unable to modify the Deliverables so they become non-infringing, Supplier will remove the Deliverables and refund the price paid by Sprint for the Deliverables.

26.4	Indemnification Procedures

(a)	Upon becoming aware of any matter which is subject to the provisions of Sections 26.1, 26.2, and 26.3 (a “Claim”), the party seeking indemnification (the “Indemnified Party”) must give prompt written notice of the Claim to the other party (the “Indemnifying Party”), accompanied by a copy of any written documentation regarding the Claim received by the Indemnified Party.

(b)	The Indemnifying Party will retain the right, at its option, to settle or defend, at its own expense and with its own counsel, the Claim. The Indemnified Party will have the right, at its option, to participate in the settlement or defense of the Claim, with its own counsel and at its own expense; but the Indemnifying Party will have the right to control the settlement or defense. Except with respect to a settlement involving monetary damages which will be satisfied by the Indemnifying Party, the Indemnifying Party will not enter into any settlement that imposes any liability or obligation on the Indemnified Party without the Indemnified Party’s prior written consent which shall not be unreasonably withheld. The Indemnified Party will cooperate in the settlement or defense as reasonably requested by the Indemnifying Party, including but not limited to providing access to all relevant information.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

(c)	If the Indemnifying Party within [ * ] days after receipt of a notice of a Claim (i) fails to notify the Indemnified Party of the Indemnifying Party’s intent to take any action or (ii) fails to proceed with the resolution or defense of the Claim, the Indemnified Party, with prior written notice to the Indemnifying Party and without waiving any rights to indemnification, may defend or settle the Claim without the prior written consent of the Indemnifying Party.

(d)	Neither party is obligated to indemnify and defend the other with respect to a Claim (or portions of a Claim):

(i)	if the Indemnified Party fails to promptly notify the Indemnifying Party of the Claim and fails to provide reasonable cooperation and information to defend or settle the Claim; and

(ii)	if, and only to the extent that, that failure materially prejudices the Indemnifying Party’s ability to satisfactorily defend or settle the Claim.

27.0	DISPUTE RESOLUTION

27.1	Option to Negotiate Disputes

The parties may, but are not obligated to, resolve any issue, dispute, or controversy arising out of or relating to this Agreement, except as outlined in Schedule G, using the following procedures. Any party may give the other party notice of any dispute not resolved in the normal course of business. Within [ * ] days after delivery of such notice, representatives of both parties may meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute by the respective representatives of both parties within the time frames and escalation process set forth below:

Table 1

	Sprint (Title)	Supplier (Title)

Within [ * ] days	[ * ]	[ * ]
Within [ * ] days	[ * ]	[ * ]
Within [ * ] days	[ * ]	[ * ]

If a party intends to be accompanied at a meeting by an attorney, the other party will be given at least [ * ] business days’ notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this Section 27 are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and State Rules of Evidence.

27.2	Forum Selection

Except to the extent necessary for Sprint to enforce indemnity or defense obligations under this Agreement, any court proceeding brought by either party must be brought, as appropriate, in the United States District Court in the [ * ]. Each party agrees to personal jurisdiction in such court.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

27.3	[ * ]

27.4	Continuing Performance

Both parties will continue performance during the pendency of any dispute, unless the Agreement is terminated under Section 0, except that Sprint will not be obligated to pay for that portion of the Products or Services that are the subject of Section 27.1.

28.0	GENERAL PROVISIONS

28.1	Notices

Unless otherwise provided, notices provided under this Agreement must be in writing and delivered by certified mail, return receipt requested, hand delivered, faxed with receipt of a “Transmission OK” acknowledgment (followed by a copy of the notice being delivered by a means provided in this Agreement other than by telecopy), or delivery by a reputable overnight carrier service. The notice will be deemed given on the day the notice is received. In the case of notice by facsimile, the notice is deemed received at the local time of the receiving machine, and if not received, then the date the follow-up copy is received. Notices must be delivered to the following addresses or at such other addresses as may be later designated by notice:

Sprint:	Supplier:
Group Manager SCM – Strategic Sourcing Network Transmission 6580 Sprint Parkway; Earhart-B Overland Park, KS 66251 KSOPHW0212-2A400 Voice: (913) 794-8762 Fax: (913) 523-8328	Araldo Menegon Worldwide Sales Vice President Sycamore Networks, Inc. 220 Mill Road Chelmsford, MA 01824 Fax: (978) 250-2994

With copies to:

Sprint Law Department

Attn: Ellen S. Martin, General Attorney

6450 Sprint Parkway

Overland Park, KS 66251

Mailstop: KSOPHN0312-3A321

Fax: (913) 523-9848

-And-

Sprint/United Management Company

Director, SCM

6580 Sprint Parkway; Earhart-B

Overland Park, KS 66251

KSOPHW0212-2A153

Fax: (913) 523-2683

With a copy to: Michael Reardon Corporate Counsel Sycamore Networks, Inc. 220 Mill Road Chelmsford, MA 01851 Fax: 978-244-1097

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

28.2	Material/Mechanic’s Lien

Supplier will promptly pay for all services, materials, and labor used under this Agreement, and will keep Sprint’s property free of claims or liens related thereto.

28.3	Business Conduct Code

Supplier agrees to conduct business with Sprint in an ethical manner that is consistent with The Sprint Principles of Business Conduct for Consultants, Contractors, and Suppliers, which Supplier acknowledges has been provided to Supplier as a reference.

28.4	Assignment

Neither party may assign any of its rights or this Agreement or delegate any of its obligations without the prior written consent of the other party, such consent not to be unreasonably withheld. Either party may, however, assign this Agreement in the event of a merger or a sale of all or substantially all of such party’s assets or stock, to which assignment both parties consent now. This Agreement is binding upon and enforceable by each party’s permitted successors and assignees. Any assignment in violation of this Section is null and void.

28.5	Independent Contractor

Supplier and Supplier’s personnel are independent contractors for all purposes and at all times. Supplier has the responsibility for, and control over, the methods and details of performing Services. Supplier will provide all tools, materials, training, hiring, supervision, work policies and procedures, and be responsible for the compensation, discipline and termination of Supplier’s personnel. Supplier is responsible for the payment of all Supplier’s Personnel Compensation. Neither Supplier nor Supplier’s personnel have any authority to act on behalf of, or to bind Sprint to any obligation.

28.6	Governing Law

This Agreement and the rights and obligations of the parties are governed by the laws of the state of Kansas, without regard to any conflict of laws principles.

This Agreement will not be governed by any law based on the Uniform Computer Information Transactions Act (UCITA), even if adopted in Kansas.

28.7	Waiver

The waiver of a breach of any term or condition of this Agreement will not constitute the waiver of any other breach of the same or any other term.

28.8	Severability

If any provision of this Agreement is held to be unenforceable, the remaining provisions will remain in effect and the parties will negotiate in good faith a substantively comparable enforceable provision to replace the unenforceable provision.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

28.9	Survival

In addition to any other provisions that by its content are intended to survive the expiration or termination of this Agreement, Sections 12.1, 13.0, 14.0 (excluding 14.2.2, 14.2.3 and 14.2.4), 16.0, 18.0, 21.0, 22.0, 23.0, 25.0, 26.0, 28.6, 28.9, 28.10 will survive the expiration or termination of this Agreement.

28.10	Sprint Marks

Nothing in this Agreement grants Supplier the right to use any trademarks, tradenames or logos proprietary to Sprint. If Supplier is granted a right to use such marks, Supplier will do so only in strict compliance with Sprint guidelines provided by Sprint.

28.11	Federal Acquisition Regulations

If [ * ] determines that a Purchase Order supports specific requirements included in a contract or subcontract between Sprint and the federal government, [ * ] may agree to be subject to certain federal acquisition regulations, such as requirements related to equal opportunity and affirmative action for Vietnam era veterans. [ * ]

28.12	Diversity

Sprint’s supplier diversity policy requires that small enterprises and enterprises owned, operated, or controlled by minorities, women, or disabled veterans should have the maximum practicable opportunity to participate in providing Products to Sprint as described in Schedule I. [ * ] Supplier shall work with Sprint to implement a mutually-agreed [ * ] under terms and conditions substantially similar to those contained in Schedule I within [ * ] months, [ * ].

28.13	Construction

This Agreement will not be construed against either party due to authorship. Except for the indemnification rights and obligations in Section 26.0, nothing in this Agreement gives anyone, other than the parties and any permitted assignees, any rights or remedies under this Agreement.

28.14	[ * ]

28.15	Force Majeure

Neither party shall be held responsible for any delays or failure in performance caused in whole or in part by fires, floods, embargoes, industry wide component shortages, acts of sabotage, riots, delays of carriers, acts of God or by public enemy, or any other causes beyond such party’s reasonable control (“Force Majeure”). Failure of Supplier Personnel to perform is not a Force Majeure, unless the failure is due to a Force Majeure. The defaulting party will promptly notify the other party of the particular Force Majeure event and will use commercially reasonable efforts to prevent or limit any delay of failure in performance attributable to the Force Majeure event. The obligations and rights or the defaulting party will be extended on a day-to-day basis for the duration of the delaying cause. The non-defaulting party may terminate this Agreement immediately if the defaulting party is still unable to perform due to the Force Majeure [ * ] days after receipt of the original Force Majeure notice.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

28.16	[ * ]

28.17	Entire Agreement; Modifications; Inconsistencies

This Agreement and the Purchase Orders constitute the entire agreement of the parties as to the Deliverables. This Agreement supersedes all agreements, proposals, inquiries, commitments, discussions and correspondence, whether written or oral, prior to or contemporaneous with the Effective Date relating to the Deliverables. This Agreement may not be amended or modified except in writing signed by a duly authorized representative of each party. If there is a conflict or inconsistency between the terms of this Agreement and the terms of any Purchase Order, the terms of this Agreement will control.

SIGNED:

SPRINT/UNITED MANAGEMENT	SYCAMORE NETWORKS, INC.

COMPANY

(Signature)	(Signature)

(Print Name)	(Print Name)

(Title)	(Title)

(Date)	(Date)

(Signature)

(Print Name)

(Title)

(Date)

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

Schedule A

TECHNICAL ANNEX

[ * ]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

1

Schedule B

ELECTRONIC TRANSACTIONS

[ * ]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

1

Schedule C

ACCEPTANCE FORMS

[ * ]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

1

Schedule D

PRODUCT ACCEPTANCE

[ * ]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

1

Schedule E

TRAINING SERVICES

[ * ]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

1

Schedule F

INSTALLATION SERVICES

[ * ]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

1

Schedule G

WARRANTY SERVICES AND SOFTWARE SUPPORT PLAN

[ * ]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

1

Schedule H

SPRINT ROUTING GUIDE

[ * ]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

1

Schedule I

UTILIZATION OF MINORITY, WOMEN AND DISABLED VETERAN BUSINESS

ENTERPRISES

[ * ]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

1

SCHEDULE J

PRICING

[ * ]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

1

SCHEDULE K

SPRINT AFFILIATES

[ * ]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

1

Schedule L

HOMOLOGATED COUNTRIES

[ * ]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

1

SCHEDULE M

SUBCONTRACTORS

[ * ]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

1

SCHEDULE N

DOCUMENTATION AND REPORTS

[ * ]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

1

SCHEDULE O

FULL PROTECTION SERVICES

[ * ]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

1

SCHEDULE P

TITLE TRANSFER OF TRIAL EQIUPMENT

[ * ]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

1

Amendment No. 1

to the

Master Purchase Agreement for Technical Equipment and Related Services between

Sprint/United Management Company

and

Sycamore Networks, Inc.

This is Amendment No. 1 (the “Amendment”), dated as of June 29, 2004 (the “Effective Date”), to the Master Purchase Agreement for Technical Equipment and Related Services (MPAT041407) dated April 22, 2004 (the “Agreement”), and is by and between Sycamore Networks, Inc., a Delaware corporation (“Sycamore”) and Sprint/United Management Company, a Kansas corporation (“Sprint”). Sycamore and Sprint are collectively referred to hereinafter as the “Parties”.

WHEREAS, Section 28.14 of the Agreement provided that Sycamore would transfer title to certain Equipment previously provided to Sprint under an Evaluation Agreement (and listed on Schedule P to the Agreement) after Sprint had given notice of Acceptance of the Equipment to Sycamore;

WHEREAS, the Parties wish to amend the Agreement to allow Sycamore to transfer title to the Equipment without regard to Acceptance;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to modify the Agreement as follows:

1. Capitalized terms used herein and not otherwise defined herein shall have such meaning as set forth in the Agreement.

2. Section 28.14 of the Agreement is deleted in its entirety and replaced with the following:

[ * ]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

2

3. In the event of a conflict between the terms and conditions of this Amendment and the Agreement, this Amendment shall prevail. Except as expressly modified in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed in duplicate by their respective, duly authorized representatives:

SYCAMORE NETWORKS, INC.	SPRINT/UNITED MANAGEMENT COMPANY

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

3

Amendment No. 2 to the

Master Purchase Agreement for Technical Equipment and Related Services between

Sprint/United Management Company

and

Sycamore Networks, Inc.

This is Amendment No. 2 (the “Amendment”), effective as of July 19, 2004 (the “Effective Date”), to the Master Purchase Agreement for Technical Equipment and Related Services (MPAT041407) dated April 22, 2004 as previously amended (the “Agreement”), and is by and between Sycamore Networks, Inc., a Delaware corporation (“Sycamore”) and Sprint/United Management Company, a Kansas corporation (“Sprint”). Sycamore and Sprint are collectively referred to hereinafter as the “Parties”.

WHEREAS, The Parties entered into the Agreement on April 22, 2004;

WHEREAS, the Parties now wish to amend the Agreement in accordance with its terms.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to modify the Agreement as follows:

1. Capitalized terms used herein and not otherwise defined herein shall have such meaning as set forth in the Agreement.

2. Schedule P of the Agreement is deleted in its entirety and replaced with the document entitled “Schedule P - Final Mutually Verified Version” attached to this Amendment.

3. Section 5.1 of the Agreement is hereby modified by deleting the phrase “(iii) the signature of the Sprint employee or agent who possesses the authority to place the order” and

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

4

inserting “(iii) reserved” in its place. In addition the following is hereby added at the end of Section 5.1:

Purchase Orders may be faxed to Supplier at 978-256-5372 or 978-250-7464. The parties agree not to contest the validity or enforceability of Purchase Orders under the provisions of any applicable law relating to whether certain agreements are to be in writing or signed by the party to be bound. Printed copies of Purchase Orders, if introduced as evidence in any judicial proceeding, arbitration, mediation, or administrative proceeding, will be legally binding and admissible to the same extent and under the same conditions as other business records originated and maintained in documentary form. Neither party shall contest the admissibility of Purchase Orders under either the business records exception to the hearsay rule or the best evidence rule on the basis that the Purchase Orders were not originated or maintained in documentary form or signed by an employee or agent of Sprint.

4. In the event of a conflict between the terms and conditions of this Amendment and the Agreement, this Amendment shall prevail. Except as expressly modified in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be executed in duplicate by their respective, duly authorized representatives:

SYCAMORE NETWORKS, INC.	SPRINT/UNITED MANAGEMENT COMPANY

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

5

Schedule P - Final Mutually Verified Version

[ * ]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

6